UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

SAUER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Emerson Avenue, Oxnard, California	93033
(Address of principal executive offices)	(Zip Code)

(888) 829-8748

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2018, the Registrant entered into two agreements, dated as of February 16, 2018, with GHS Investments LLC, a Nevada limited liability company (“GHS”), an Equity Purchase Agreement (the “EPA”) and a Registration Rights Agreement (the “RRA”).  The Registrant also issued a $45,000 commitment fee note to GHS (the “Commitment Fee Note”). The two agreements and the Commitment Fee Note are filed as exhibits to this report and the following summary is qualified in its entirety by reference to such exhibits.

The agreements require the Registrant to file a registration statement for the common stock underlying the EPA. Subject to various limitations set forth in the EPA, GHS, after effectiveness of such registration statement, is required to purchase up to $7,000,000 worth of the Registrant’s common stock at a price equal to 80% of the market price as determined under the EPA (during the prior ten trading days).  The EPA provides for volume limitations on the amount of shares that GHS must purchase at any time and provides that the Registrant will be paid for the common stock upon electronic delivery of the shares to GHS.  GHS is bearing the attorney fees relating to the Registration Statement and is not charging the Registrant any additional fees.  The Registrant did not receive any proceeds from the commitment fee note, although its counsel was paid $5,000 as a legal fee related to the registration statement.  The Commitment Fee Note is due in nine months and will be paid from the Registrants other funds and not from the proceeds of puts under the EPA.

Any funds realized through the EPA will be used by the Registrant as working capital for its operations.

Item 3.03

Material Modification to Rights of Security Holders.

On February 28, 2018, the Registrant filed a certificate of change with the Secretary of State of Nevada which affected a one for five reverse split of the Registrants authorized and outstanding common stock (the “Reverse Split”).  The Reverse Split is subject to FINRA notification, review and approval which the Registrant will expeditiously seek.  The Certificate of Change did not require a shareholder vote under Nevada law and reduced the authorized shares of common stock which the Registrant is authorized to issue from 650,000,000 to 130,000,000 and reduced the outstanding shares to approximately 87,408,168.  No fractional shares will be issued and all fractional shares will be rounded up to the next whole number.  The Registrant affected the Reverse Split to ensure that its common stock continues to trade above $0.01 as required to maintain its listing on the OTCQB, although the Registrant cannot ensure any particular stock process will apply.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

3.1

Certificate of Change filed February 28, 2018

10.1

Equity Purchase Agreement, dated as of February 16, 2018, between the Registrant and GHS.

10.2

Registration Rights Agreement, dated as of February 16, 2018, between the Registrant and GHS.

10.3

Commitment Fee Note, dated February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUER ENERGY, INC.
February 28, 2018	By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr. Director and President